Exhibit 99.1

Date:	April 26, 2022	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000

HUBBELL REPORTS FIRST QUARTER 2022
EARNINGS PER DILUTED SHARE OF $1.88 AND
ADJUSTED EARNINGS PER SHARE OF $2.12
•Q1 net sales +21% (organic +21%)
•Q1 diluted EPS of $1.88; adjusted diluted EPS of $2.12
•Raise FY22 diluted EPS to $8.00-$8.40; adjusted diluted EPS of $9.00-$9.40

SHELTON, CT. (April 26, 2022) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the first quarter ended March 31, 2022. As a result of the previously announced closing of the divestiture of Commercial & Industrial Lighting, the Company is reporting the results of that business as discontinued operations in the current and all prior periods presented.
“Hubbell is off to a strong start in 2022," said Gerben Bakker, Chairman, President and Chief Executive Officer. "First quarter organic net sales growth of 21% reflected both strong price traction and volume growth. Price realization of 12% continued to accelerate sequentially as the Company works to actively offset inflationary headwinds, and price/material turned positive in the quarter. Volumes grew sequentially and year-over-year as Hubbell continued to navigate a dynamic supply chain environment to effectively serve our customers."
Mr. Bakker continued, "Grid modernization and electrification drove strong demand for reliable and efficient critical infrastructure solutions, leading to continued orders growth across both segments. In Utility Solutions, demand strength was broad-based as the need to harden and upgrade the electrical grid continues to drive sales growth and ongoing backlog build. In Electrical Solutions, strong demand across light industrial, heavy industrial and non-residential markets was partially offset by softness in the residential market."

Mr. Bakker concluded, "Margins expanded year-over-year in the first quarter, driven by volume growth and favorable price/material realization. While supply chain headwinds persist, and continue to result in manufacturing and transportation inefficiencies, we are pleased with our execution in the quarter. Looking ahead, we are confident in our near-term outlook and our ability to deliver attractive long-term results for our shareholders."
Certain terms used in this release, including "Net debt", "Free Cash Flow", "Organic net sales", "Organic net sales growth", "Restructuring-related costs", "EBITDA", and certain "adjusted" measures, are defined under the section entitled "Non-GAAP Definitions." See page 8 for more information.

FIRST QUARTER FINANCIAL HIGHLIGHTS
The comments and year-over-year comparisons in this segment review are based on first quarter results in 2022 and 2021.
Electrical Solutions segment net sales in the first quarter of 2022 increased 19% to $504 million compared to $424 million reported in the first quarter of 2021. Organic sales increased 19% in the quarter while foreign exchange was flat. Operating income was $54.8 million, or 10.9% of net sales, compared to $49.2 million, or 11.6% of net sales in the same period of 2021. Adjusted operating income was $58.3 million, or 11.6% of net sales, in the first quarter of 2022 as compared to $52.6 million, or 12.4% of net sales in the same period of the prior year. Changes in adjusted operating profit and operating margin were driven primarily by price realization, volume growth and productivity, offset by material inflation, higher logistics and supply chain costs, and increased restructuring investment.
Utility Solutions segment net sales in the first quarter of 2022 increased 22% to $652 million compared to $532 million reported in the first quarter of 2021. Organic net sales increased 23% in the quarter, with dispositions reducing sales by 1%. Total Utility T&D Components sales increased approximately 31% and Utility Communications and Controls sales increased by approximately 2%. Operating income was $88 million, or 13.5% of net sales, in the first quarter of 2022 as compared to $61 million, or 11.4% of net sales in the same period of 2021. Adjusted operating income was $102 million, or 15.7% of net sales, in the first quarter of 2022 as compared to $79 million, or 14.8% of net sales in the same period of the prior year. Increases in adjusted operating profit and adjusted operating margin were primarily due to price realization, volume growth and productivity, partially offset by material inflation and higher logistics and supply chain costs.
Adjusted first quarter 2022 results exclude $0.24 of amortization of acquisition-related intangible assets. Adjusted first quarter 2021 results exclude $0.30 of amortization of acquisition-related intangible assets. Results from discontinued operations are presented on a GAAP basis and include amortization of acquisition-related intangible assets, transaction and separation costs and gain on disposal of business.
Net cash used in operating activities was $14.4 million in the first quarter of 2022 versus net cash provided by operating activities of $53.1 million in the comparable period of 2021. Free cash flow was a $35.8 million use of cash in the first quarter of 2022 versus a $33.8 million source of cash reported in the comparable period of 2021 as the Company built working capital to serve strong customer demand.

SUMMARY & OUTLOOK
For the full year 2022, Hubbell anticipates diluted earnings per share in the range of $8.00-$8.40 and anticipates adjusted diluted earnings per share ("Adjusted EPS") in the range of $9.00-$9.40. Adjusted EPS excludes amortization of acquisition-related intangible assets, which the Company expects to be approximately $1.00 for the full year. The Company believes Adjusted EPS is a useful measure of underlying performance in light of our acquisition strategy and core operations.
Hubbell anticipates 2022 total sales growth and organic net sales growth of 11-13%. The earnings per share and adjusted earnings per share ranges are based on an adjusted tax rate of 22 to 22.5% and include approximately $0.30 per share of anticipated restructuring and related investment. The Company continues to expect full year 2022 free cash flow conversion of 90-100% of adjusted net income.

CONFERENCE CALL
Hubbell will conduct an earnings conference call to discuss its first quarter 2022 financial results today, April 26, 2022 at 10:00 a.m. ET. A live audio of the conference call will be available and can be accessed by visiting Hubbell's "Investor Relations - Events/Presentations" section of www.hubbell.com. Audio replays of the recorded conference call will be available after the call and can be accessed two hours after the conclusion of the original conference call by calling (855) 859-2056 and using passcode 1983409. The replay will remain available until May 25, 2022 at 11:59 p.m. ET. Audio replays will also be available at the conclusion of the call by visiting www.hubbell.com and selecting "Investors" from the options at the bottom of the page and then "Events/Presentations" from the drop-down menu.

FORWARD-LOOKING STATEMENTS
Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results, condition and outlook, anticipated end markets, persisting supply chain headwinds resulting in manufacturing and transportation inefficiencies, confidence in our near-term outlook and our ability to deliver attractive long-term results for our shareholders, anticipated 2022 organic net sales growth, expectations that the impact on sales of M&A and foreign exchange will be approximately neutral, and all statements, including our projected financial results, set forth in “Summary & Outlook” above, as well as other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth, changes in operating results, market conditions and economic conditions are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “believe”, “expect”, “anticipate”, “plan”, “estimated”, “target”, “should”, “could”, “may”, "subject to", “continues”, “growing”, “projected”, “if”, “potential”, “will likely be”, and similar words and phrases. Such forward-looking statements are based on our current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or the Company’s achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: our ability to effectively execute our business plan in light of the ongoing and dynamic COVID-19 pandemic, particularly if and as new variants such as Delta and Omicron emerge; the effectiveness of the actions that we take to address the effects of the COVID-19 pandemic; the outcome of contingencies or costs compared to amounts provided for such contingencies, including those with respect to pension withdrawal liabilities; achieving sales levels to meet revenue expectations; unexpected costs or charges, certain of which may be outside the Company’s control; the effects of trade tariffs, import quotas and other trade restrictions or actions taken by the U.S., U.K., and other countries, including changes in U.S. trade policies; changes in product sales prices and material costs; failure to achieve projected levels of efficiencies, cost savings and cost reduction measures, including those expected as a result of our lean initiatives and strategic sourcing plans; effects of unfavorable foreign currency exchange rates and the potential use of hedging instruments to hedge the exposure to fluctuating rates of foreign currency exchange on inventory purchases; regulatory issues, changes in tax laws, or changes in geographic profit mix affecting tax rates and availability of tax incentives; general economic and business conditions as well as inflationary trends; the impact of and the ability to complete and integrate strategic acquisitions; the impact of certain divestitures, including the consummation and timing of, and the benefits and costs of, the sale of the Commercial and Industrial Lighting business to GE Current, a Daintree Company; the ability to effectively develop and introduce new products, expand into new markets and deploy capital; and other factors described in our Securities and Exchange Commission filings, including the "Business", "Risk Factors", “Forward-Looking Statements” and "Quantitative and Qualitative Disclosures about Market Risk" Sections in the Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q.

About the Company
Hubbell Incorporated is a leading manufacturer of utility and electrical solutions enabling customers to operate critical infrastructure safely, reliably and efficiently. With 2021 revenues of $4.2 billion, Hubbell solutions empower and energize communities in front of and behind the meter. The corporate headquarters is located in Shelton, CT.

Contact:

Dan Innamorato
Hubbell Incorporated
40 Waterview Drive
P.O. Box 1000
Shelton, CT 06484
(475) 882-4000

#######

NON-GAAP DEFINITIONS
References to "adjusted" operating measures exclude the impact of certain costs, gains or losses. Management believes these adjusted operating measures provide useful information regarding our underlying performance from period to period and an understanding of our results of operations without regard to items we do not consider a component of our core operating performance. Adjusted operating measures are non-GAAP measures, and include adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income available to common shareholders, adjusted net income attributable to Hubbell, adjusted earnings per diluted share, and adjusted EBITDA. These non-GAAP measures exclude, where applicable:
•Amortization of all intangible assets associated with our business acquisitions, including inventory step-up amortization associated with those acquisitions. The intangible assets associated with our business acquisitions arise from the allocation of the purchase price using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations.” These assets consist primarily of customer relationships, developed technology, trademarks and tradenames, and patents, as reported in Note 7—Goodwill and Other Intangible Assets, under the heading “Total Definite-Lived Intangibles,” within the Company’s audited consolidated financial statements set forth in its Annual Report on Form 10-K for Fiscal Year Ended December 31, 2021. The Company excludes these non-cash expenses because we believe it (i) enhances management’s and investors’ ability to analyze underlying business performance, (ii) facilitates comparisons of our financial results over multiple periods, and (iii) provides more relevant comparisons of our results with the results of other companies as the amortization expense associated with these assets may fluctuate significantly from period to period based on the timing, size, nature, and number of acquisitions. Although we exclude amortization of these acquired intangible assets and inventory step-up from our non-GAAP results, we believe that it is important for investors to understand that revenue generated, in part, from such intangibles is included within revenue in determining adjusted net income attributable to Hubbell Incorporated.
•Income tax effects of the above adjustments which are calculated using the statutory tax rate, taking into consideration the nature of the item and the relevant taxing jurisdiction, unless otherwise noted.

Adjusted EBITDA is a non-GAAP measure that excludes the items noted above and also excludes the Other income (expense), net, Interest expense, net, and Provision for income taxes captions of the Condensed Consolidated Statement of Income, as well as depreciation and amortization expense.
Net debt (defined as total debt less cash and investments) to total capital is a non-GAAP measure that we believe is a useful measure for evaluating the Company's financial leverage and the ability to meet its funding needs.

Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financing. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.
In connection with our restructuring and related actions we have incurred restructuring costs as defined by U.S. GAAP, which are primarily severance and employee benefits, asset impairments, accelerated depreciation, as well as facility closure, contract termination and certain pension costs that are directly related to restructuring actions. We also incur restructuring-related costs, which are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes, and certain other costs and gains associated with restructuring actions. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure.
Organic net sales, a non-GAAP measure, represent net sales according to U.S. GAAP, less net sales from acquisitions and divestitures during the first twelve months of ownership or divestiture, respectively, less the effect of fluctuations in net sales from foreign currency exchange. The period-over-period effect of fluctuations in net sales from foreign currency exchange is calculated as the difference between local currency net sales of the prior period translated at the current period exchange rate as compared to the same local currency net sales translated at the prior period exchange rate. We believe this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, dispositions and foreign currency, as these activities can obscure underlying trends. When comparing net sales growth between periods excluding the effects of acquisitions, business dispositions and currency exchange rates, those effects are different when comparing results for different periods. For example, because net sales from acquisitions are considered inorganic from the date we complete an acquisition through the end of the first year following the acquisition, net sales from such acquisition are reflected as organic net sales thereafter.

There are limitations to the use of non-GAAP measures. Non-GAAP measures do not present complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported GAAP financial results, and should be viewed in conjunction with the most comparable GAAP financial measures and the provided reconciliations thereto. We believe, however, that these non-GAAP financial measures, when viewed together with our GAAP results and related reconciliations, provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables below.

HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Net sales	$1,156.1	$956.3
Cost of goods sold	833.0	694.1
Gross profit	323.1	262.2
Selling & administrative expenses	180.2	152.3
Operating income	142.9	109.9
Operating income as a % of Net sales	12.4%	11.5%
Interest expense, net	(13.1)	(15.2)
Other income, net	3.6	1.2
Total other expense, net	(9.5)	(14.0)
Income from continuing operations before income taxes	133.4	95.9
Provision for income taxes	29.6	21.2
Net income from continuing operations	103.8	74.7
Less: Net income from continuing operations attributable to noncontrolling interest	(1.3)	(1.4)
Net income from continuing operations attributable to Hubbell Incorporated	102.5	73.3
Income from discontinued operations, net of tax	77.7	4.4
Net income attributable to Hubbell Incorporated	$180.2	$77.7

Earnings Per Share:
Basic earnings per share from continuing operations	$1.89	$1.34
Basic earnings per share from discontinued operations	$1.43	$0.09
Basic earnings per share	$3.32	$1.43

Diluted earnings per share from continuing operations	$1.88	$1.33
Diluted earnings per share from discontinued operations	$1.43	$0.09
Diluted earnings per share	$3.31	$1.42

Cash dividends per common share	$1.05	$0.98

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$359.0	$286.2
Short-term investments	12.4	9.4
Accounts receivable (net of allowances of $11.5 and $10.6)	777.9	675.3
Inventories, net	708.8	662.1
Other current assets	69.0	66.8
Assets held for sale - current	—	179.5
TOTAL CURRENT ASSETS	1,927.1	1,879.3
Property, plant and equipment, net	460.4	459.5
Investments	72.9	69.1
Goodwill	1,870.6	1,871.3
Other intangible assets, net	664.2	681.5
Other long-term assets	174.5	143.7
Assets held for sale - non-current	—	177.1
TOTAL ASSETS	$5,169.7	$5,281.5
LIABILITIES AND EQUITY
Short-term debt	$7.8	$9.7
Accounts payable	548.5	532.8
Accrued salaries, wages and employee benefits	62.0	94.7
Accrued insurance	78.2	73.3
Other accrued liabilities	265.6	263.4
Liabilities held for sale - current	—	91.3
TOTAL CURRENT LIABILITIES	962.1	1,065.2
Long-term debt	1,436.1	1,435.5
Other non-current liabilities	547.1	521.3
Liabilities held for sale - non-current	—	18.8
TOTAL LIABILITIES	2,945.3	3,040.8
Hubbell Incorporated Shareholders' Equity	2,213.3	2,229.8
Noncontrolling interest	11.1	10.9
TOTAL EQUITY	2,224.4	2,240.7
TOTAL LIABILITIES AND EQUITY	$5,169.7	$5,281.5

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2022	2021
Cash Flows From Operating Activities Of Continuing Operations
Net income from continuing operations attributable to Hubbell	$102.5	$73.3
Depreciation and amortization	34.7	39.3
Deferred income taxes	(0.4)	1.5
Stock-based compensation expense	11.0	9.2
Provision for bad debt expense	1.6	(0.5)
Loss (gain) on sale of assets	0.9	(4.0)
Changes in assets and liabilities, net of acquisitions
Accounts receivable, net	(96.9)	(64.4)
Inventories, net	(45.2)	(6.9)
Accounts payable	19.4	36.3
Current liabilities	(42.9)	(46.7)
Other assets and liabilities, net	1.0	14.6
Contributions to defined benefit pension plans	—	(0.1)
Other, net	(0.1)	1.5
Net cash (used in) provided by operating activities from continuing operations	(14.4)	53.1
Cash Flows From Investing Activities Of Continuing Operations
Capital expenditures	(21.4)	(19.3)
Acquisition of businesses, net of cash acquired	—	0.1
Proceeds from disposal of business, net of cash	348.6	—
Purchases of available-for-sale investments	(15.2)	(2.3)
Proceeds from sales of available-for-sale investments	5.8	1.2
Other, net	0.1	5.3
Net cash provided by (used in) investing activities from continuing operations	317.9	(15.0)
Cash Flows From Financing Activities Of Continuing Operations
Issuance of long-term debt	—	298.7
Payment of short-term debt	(1.9)	(91.6)
Payment of dividends	(56.9)	(53.2)
Debt issuance costs	—	(3.2)
Repurchase of common shares	(144.0)	(10.0)
Other, net	(7.6)	(8.3)
Net cash (used in) provided by financing activities from continuing operations	(210.4)	132.4
Cash Flows From Discontinued Operations:
Cash (used in) provided by operating activities	(22.1)	5.8
Cash used in investing activities	(1.7)	(0.3)
Net cash (used in) provided by discontinued operations	(23.8)	5.5
Effect of foreign exchange rate changes on cash and cash equivalents	3.2	(1.8)
Increase in cash, cash equivalents and restricted cash	72.5	174.2
Cash and cash equivalents, beginning of year	286.2	259.6
Cash and cash equivalents within assets held for sale, beginning of year	0.7	1.0
Restricted cash, included in other assets, beginning of year	2.7	—
Less: Restricted cash, included in other assets	3.1	—
Less: Cash and cash equivalents within assets held for sale, end of quarter	—	1.0
Cash and cash equivalents, end of quarter	$359.0	$433.8

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021	Change
Net income from continuing operations attributable to Hubbell (GAAP measure)	$102.5	$73.3	40%
Amortization of acquisition-related intangible assets	17.5	21.4
Subtotal	$120.0	$94.7
Income tax effects	4.3	5.3
Adjusted net income from continuing operations	$115.7	$89.4	29%

Numerator:
Net income from continuing operations attributable to Hubbell (GAAP measure)	$102.5	$73.3
Less: Earnings allocated to participating securities	(0.3)	(0.2)
Net income from continuing operations available to common shareholders (GAAP measure) [a]	$102.2	$73.1	40%

Adjusted net income from continuing operations	$115.7	$89.4
Less: Earnings allocated to participating securities	(0.3)	(0.3)
Adjusted net income from continuing operations available to common shareholders [b]	$115.4	$89.1	30%

Denominator:
Average number of common shares outstanding [c]	54.1	54.2
Potential dilutive shares	0.3	0.5
Average number of diluted shares outstanding [d]	54.4	54.7

Earnings per share from continuing operations (GAAP measure):
Basic [a] / [c]	$1.89	$1.34
Diluted [a] / [d]	$1.88	$1.33	41%

Adjusted earnings per diluted share from continuing operations [b] / [d]	$2.12	$1.63	30%

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended March 31,
	2022	2021	Change
Net Sales [a]	$1,156.1	$956.3	21%

Operating Income
GAAP measure [b]	$142.9	$109.9	30%
Amortization of acquisition-related intangible assets	17.5	21.4
Adjusted operating income [c]	$160.4	$131.3	22%

Operating margin
GAAP measure [b] / [a]	12.4%	11.5%	+90 bps
Adjusted operating margin [c] / [a]	13.9%	13.7%	+20 bps

Electrical Solutions	Three Months Ended March 31,
	2022	2021	Change
Net Sales [a]	$504.3	$424.1	19%

Operating Income
GAAP measure [b]	$54.8	$49.2	11%
Amortization of acquisition-related intangible assets	3.5	3.4
Adjusted operating income [c]	$58.3	$52.6	11%

Operating margin
GAAP measure [b] / [a]	10.9%	11.6%	-70 bps
Adjusted operating margin [c] / [a]	11.6%	12.4%	-80 bps

Utility Solutions	Three Months Ended March 31,
	2022	2021	Change
Net Sales [a]	$651.8	$532.2	22%

Operating Income
GAAP measure [b]	$88.1	$60.7	45%
Amortization of acquisition-related intangible assets	14.0	18.0
Adjusted operating income [c]	$102.1	$78.7	30%

Operating margin
GAAP measure [b] / [a]	13.5%	11.4%	+210 bps
Adjusted operating margin [c] / [a]	15.7%	14.8%	+90 bps

HUBBELL INCORPORATED
Organic Net Sales Growth
(unaudited)
(in millions and percentage change)

Hubbell Incorporated	Three Months Ended March 31,
	2022	Inc/(Dec)%	2021	Inc/(Dec)%
Net sales growth (GAAP measure)	$199.8	20.9	$(1.3)	(0.1)
Impact of acquisitions	—	—	32.9	3.5
Impact of divestitures	(2.8)	(0.3)	—	—
Foreign currency exchange	(0.3)	—	1.0	0.1
Organic net sales growth (decline)	$202.9	21.2	$(35.2)	(3.7)

Electrical Solutions	Three Months Ended March 31,
	2022	Inc/(Dec)%	2021	Inc/(Dec)%
Net sales growth (GAAP measure)	$80.2	18.9	$(6.8)	(1.6)
Impact of acquisitions	—	—	5.7	1.3
Impact of divestitures	—	—	—	—
Foreign currency exchange	(0.8)	(0.2)	2.0	0.5
Organic net sales growth (decline)	$81.0	19.1	$(14.5)	(3.4)

Utility Solutions	Three Months Ended March 31,
	2022	Inc/(Dec)%	2021	Inc/(Dec)%
Net sales growth (GAAP measure)	$119.6	22.5	$5.5	1.0
Impact of acquisitions	—	—	27.2	5.1
Impact of divestitures	(2.8)	(0.5)	—	—
Foreign currency exchange	0.5	0.1	(1.0)	(0.2)
Organic net sales growth (decline)	$121.9	22.9	$(20.7)	(3.9)

HUBBELL INCORPORATED
Adjusted EBITDA from Continuing Operations
(unaudited)
(in millions)

	Three Months Ended March 31,
	2022	2021	Change
Net income from continuing operations	$103.8	$74.7	39%
Provision for income taxes	29.6	21.2
Interest expense, net	13.1	15.2
Other income, net	(3.6)	(1.2)
Depreciation and amortization	34.7	39.3
Subtotal	73.8	74.5
Adjusted EBITDA	$177.6	$149.2	19%

HUBBELL INCORPORATED
Restructuring and Related Costs from Continuing Operations Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2022	2021	2022	2021	2022	2021
	Costs of goods sold		S&A expense		Total
Restructuring costs	$1.1	$0.5	$0.5	$(0.2)	$1.6	$0.3
Restructuring related costs (benefit)	0.9	3.1	0.8	(2.9)	1.7	0.2
Restructuring and related costs (non-GAAP measure)	$2.0	$3.6	$1.3	$(3.1)	$3.3	$0.5

	Three Months Ended March 31,
	2022	2021
Restructuring and related costs included in Cost of goods sold
Electrical Solutions	$0.5	$3.3
Utility Solutions	1.5	0.3
Total	$2.0	$3.6
Restructuring and related costs included in Selling & administrative expenses
Electrical Solutions	$1.1	$(3.3)
Utility Solutions	0.2	0.2
Total	$1.3	$(3.1)

Impact on Income before income taxes from continuing operations	$3.3	$0.5
Impact on Net income available to Hubbell common shareholders - continuing operations	2.5	0.4
Impact on Diluted earnings per share from continuing operations	$0.05	$0.01

HUBBELL INCORPORATED
Additional Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	March 31, 2022	December 31, 2021
Total Debt	$1,443.9	$1,445.2
Total Hubbell Shareholders’ Equity	2,213.3	2,229.8
Total Capital	$3,657.2	$3,675.0
Total Debt to Total Capital	39%	39%
Less: Cash and Investments	$444.3	$364.7
Net Debt	$999.6	$1,080.5
Net Debt to Total Capital	27%	29%

Free Cash Flow Reconciliation

	Three Months Ended March 31,
	2022	2021
Net cash (used in) provided by operating activities from continuing operations	$(14.4)	$53.1
Less: Capital expenditures	(21.4)	(19.3)
Free cash flow	$(35.8)	$33.8